                                                                   EXHIBIT 3.122

                              PROCOM SERVICES, INC.

                                      * * *

                                     BYLAWS

                                      * * *

                                    ARTICLE I

                                     OFFICES

     SECTION 1. The principal executive office shall be located in San Diego,
California.

     SECTION 2. The corporation may also have offices at such other places both within and without the State of California as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS

     SECTION 1. All meetings of shareholders for the election of directors shall be held in San Diego, State of California, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of California as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of California, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no other place is stated or fixed then shareholders' meetings shall be held at the principal executive office of the corporation.

     SECTION 2. Annual meetings of shareholders, commencing with the year 1989, shall be held on the first day of August if not a legal holiday, and if a legal holiday, then on the next secular day following at 4:00 P.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     SECTION 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each shareholder entitled to vote thereat not less than ten (or, if sent by third-class mail, thirty) nor more than sixty days before the date of the meeting. Notice may be sent by third-class mail only if the outstanding shares of the corporation are held of record by five hundred or more people (determined as provided in section 605 of the California Corporations Code) on the record date for the shareholders'
meeting.

                                  ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

     SECTION 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the
State of California as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than ten percent of all the shares entitled to vote at the meeting and if the corporation has a chairman of the board of directors then special meetings of the shareholders may be called by the chairman.

     SECTION 3. Written or printed notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat not less than ten (or, if sent by third-class mail, thirty) nor more than sixty days before the date fixed for the meeting. Notice may be sent by third-class mail only if the outstanding shares of the corporation are held of record by five hundred or more people (determined as provided in section 605 of the California Corporations Code) on the record date for the shareholders' meeting.

     SECTION 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

     SECTION 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum), shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

     SECTION 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote

either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

         In all elections for directors every shareholder complying with section
708(b) of the California Corporations Code and entitled to vote, shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's share are normally entitled, or to distribute the votes on the same principle among as many candidates as he may see fit. As provided in section 708(b) of the California Corporations Code no shareholder shall be entitled to cumulate votes for any candidate for the office of director unless such candidates' names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes.

     SECTION 4. Unless otherwise provided in the articles, any action except election of directors which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except to fill a vacancy in the board of directors not filled by the directors, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Any election of a director to fill a vacancy (other than a vacancy created by removal) not filled by the directors requires the written consent of a majority of the shares entitled to vote.

                                    ARTICLE V

                                    DIRECTORS

     SECTION 1. The number of directors shall be four (4). Directors need not be residents of the State of California nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

     SECTION 2. Unless otherwise provided in the articles of incorporation vacancies, except for a vacancy created by the removal of a director, and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. Unless otherwise provided in the articles of incorporation any vacancy created by the removal of a director shall be filled by the shareholders by the vote of a majority of the shares entitled to vote at a meeting at which a quorum is present. Any vacancies, which may be filled by directors and are not filled by the directors, may be filled by the shareholders by a majority of the shares entitled to vote at a meeting at which a quorum is present.

     SECTION 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

     SECTION 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of
California, at such place or places as they may from time to time determine.

     SECTION 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 1. Meetings of the board of directors, regular or special, may be held either within or without the State of California.

     SECTION 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

     SECTION 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

     SECTION 4. Special meetings of the board of directors may be called by the president on five (5) days' notice to each director, either personally or by mail or by telephone or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

     SECTION 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                   ARTICLE VII

                               EXECUTIVE COMMITTEE

     SECTION 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the bylaws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required. The board of directors may designate one or more directors as alternate members of the executive committee.
The executive committee shall not have authority: (1) To approve any action which will also require the shareholders' approval; (2) To fill vacancies on the board or in any committee; (3) To fix the compensation of directors for serving on the board or on any committee; (4) To amend or repeal the bylaws or adopt new bylaws; (5) To amend or repeal any resolution of the board which by its express terms is not so amendable or repealable; (6) To make a distribution to the shareholders except at a rate or in a periodic amount or within a price range determined by the board; or (7) To appoint other committees of the board or the members thereof.

                                  ARTICLE VIII

                                     NOTICES

     SECTION 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram. Notice to any shareholder shall be given at the address furnished by such shareholder for the purpose of receiving notice. If such address is not given and if no address appears on the records of the corporation for any shareholder then notice may be given to such shareholder at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which said principal executive office is located. If a notice of a shareholders' meeting is sent by mail it shall be sent by first-class mail, or, in case the corporation has outstanding shares held of record by

500 or more persons (determined as provided in section 605 of the California
Corporations Code) on the record date for the shareholders' meeting, notice may be by third-class mail.

     SECTION 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated
therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

     SECTION 1. The officers of the corporation, except those elected in accordance with Sec. 210 of the California General Corporation Law, shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

     SECTION 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

     SECTION 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     SECTION 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE PRESIDENT

     SECTION 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

     SECTION 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

     SECTION 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

     SECTION 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     SECTION 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     SECTION 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     SECTION 12. He shal1 disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     SECTION 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     SECTION 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of

the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X

                             CERTIFICATES FOR SHARES

     SECTION 1. Every holder of shares in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares and the class or series of shares owned by him in the corporation. If the shares of the corporation are classified or if any class of shares has two or more series, there shall appear on the certificate either (1) a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares to be issued and upon the holders thereof; or (2) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the articles and any certificates of determination establishing the same; or (3) a statement setting forth the office or agency of the corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in item (1) heretofore. Every certificate shall have noted thereon any information required to be set forth by the
California General Corporation Law and such information shall be set forth in the manner provided by such law.

     SECTION 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

     SECTION 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

     SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                            CLOSING OF TRANSFER BOOKS

     SECTION 5. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

                             REGISTERED SHAREHOLDERS

     SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of
California.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    DIVIDENDS

     SECTION 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation and the California General Corporation Law.

     SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

     SECTION 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

     SECTION 5. The corporate seal shall have inscribed thereon the name of the corporation, the date of its incorporation and the words "Corporate Seal,
California". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XII

                                   AMENDMENTS

     SECTION 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.

         The board of directors shall not make or alter any bylaw specifying a fixed number of directors or the maximum or minimum number of directors and the directors shall not change a fixed board to a variable board or vice versa in the bylaws. The board of directors shall not change a bylaw, if any, which requires a larger proportion of the vote of directors for approval than is required by the California General Corporation Law.

                                  ARTICLE XIII

                            DIRECTORS' ANNUAL REPORT

     SECTION 1. The directors shall cause to be sent to the shareholders not later than one hundred twenty days after the close of the fiscal year, an annual report which shall include a balance sheet as of the closing date of the last fiscal year, and an income statement of changes in financial position for said fiscal year. Said annual report shall be accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. This annual report is hereby waived whenever the corporation shall have less than 100 shareholders as defined in Section 605 of the California Corporations Code. Except when said waiver applies the annual report shall be sent to the shareholder at least 15
(or if sent by third-class mail, 35) days prior to the date of the annual meeting. The annual report may be sent by third-class mail only if the corporation has outstanding shares held by 500 or more persons (as determined by the provisions of Section 605 of the California Corporations Code) on the record date for the shareholders' meeting. In addition to the financial statements included in the annual report, the annual report of the corporation, if it has more than 100 shareholders as defined in Section 605 of the California
Corporations Code and if it has no class of securities registered under Section
12 of the Securities and Exchange Act of 1934, or exempt

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from such registration by Section 12(g)(2) of said act, shall also describe briefly: (1) Any transaction (excluding compensation of officers and directors)
during the previous fiscal year involving an amount in excess of forty thousand dollars ($40,000) (other than contracts let at competitive bids or services rendered at prices regulated by law) to which the corporation or its parent or subsidiary was a party and in which any director or officer of the corporation or of a subsidiary or (if known to the corporation or its parent or subsidiary)
any holder of more than 10 percent of the outstanding voting shares of the corporation had a direct or indirect material interest, naming such person and stating such person's relationship to the corporation, the nature of such person's interest in the transaction and, where practicable, the amount of such interest; provided, that in the case of a transaction with a partnership of which such person is a partner, only the interest of the partnership need be stated; and provided, further that no such report need be made in the case of transactions approved by the shareholders under subdivision (a) of Section 310 of the California Corporations Code. (2) The amount and circumstances of any indemnification or advances aggregating more than ten thousand dollars ($10,000)
paid during the fiscal year to any officer or director of the corporation pursuant to Section 317 of the California Corporations Code, provided, that no such report need be made in the case of indemnification approved by the shareholders under paragraph (2) of subdivision (e) of Section 317 of the
California Corporations Code.

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